SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 4, 2006


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                        61-0712014
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 4, 2006, Steel Technologies Inc. issued a press release announcing its joint venture company, Mi-Tech Steel Inc. has entered into an agreement in principal to purchase 100% of the stock in Mitsui Auto Steel Canada Inc. (MASCI) from Mitsui & Co., Ltd. and Mitsui & Co. (Canada). A copy of the press release is attached hereto as Exhibit 99.



Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number    Description

Exhibit 99        Press release  issued by Steel  Technologies  on
                  December 4, 2006, announcing Mi-Tech Steel's acquisition of Mitsui-owned service center, MASCI, in Cambridge, Ontario, with follow-on investment in Woodstock, Ontario, Canada





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
    (Registrant)




By   /s/ Roger D. Shannon
     ---------------------
        Roger D. Shannon
        Chief Financial Officer



Dated:  December 6, 2006

                                   EXHIBIT 99


                                  NEWS RELEASE

Contact:      Bradford T. Ray                  Stuart N. Ray
              Chairman &                       President & Chief
              Chief Executive Officer          Operating Officer
              Steel Technologies               Mi-Tech Steel Inc.
              502/245-2110                     502/244-0221

           Steel Technologies Announces Mi-Tech Steel's Acquisition of Mitsui-Owned Service Center, MASCI, in Cambridge, Ontario,
             With Follow-on Investment in Woodstock, Ontario, Canada


LOUISVILLE, Ky. (December 4, 2006) - Steel Technologies Inc. (NASDAQ:STTX) today announced that its joint venture company, Mi-Tech Steel Inc., has entered into an agreement in principle to purchase 100% of the stock in Mitsui Auto Steel Canada Inc. (MASCI) from Mitsui & Co., Ltd. and Mitsui & Co. (Canada). Terms of the acquisition of MASCI were not disclosed.

     Mi-Tech Steel, Inc., headquartered in Louisville, Kentucky, is a corporate 50/50 joint venture between Steel Technologies Inc. of Louisville, Kentucky, and Mitsui Steel Holdings Inc., a U.S. subsidiary of Mitsui & Co., Ltd. Steel Technologies is a leading world-class intermediate steel processor and converter of flat-rolled steel. Mitsui & Co. Ltd., of Tokyo, Japan, is a diversified trading, investment and service enterprise operating globally.

     MASCI currently operates a steel processing facility in Cambridge, Ontario. Following the completion of the purchase, which is expected to occur in January 2007, Mi-Tech Steel intends to proceed with a follow-on investment of approximately $12 million U.S. dollars to construct a new steel processing operation in Woodstock, Ontario. Plans are to construct an 80,000-square-foot operation that will have slitting capabilities from .015-.250 thickness and up to 72 inches in width. The new facility is expected to be operational in mid-2008. The Cambridge and Woodstock locations in Canada will expand Mi-Tech Steel's facilities to six, with additional steel service centers located in Murfreesboro, Tennessee, Greensburg, Indiana, Decatur, Alabama, and Madison, Mississippi.

     "Mi-Tech Steel is very excited about the opportunities that the purchase of MASCI and our follow on investment in Woodstock present," said Stuart N. Ray, President and Chief Operating Officer of Mi-Tech Steel. "We will have a great platform from which to serve our Canadian customers. MASCI has an outstanding reputation servicing customers such as Toyota from its Cambridge facility, and we hope to build on that tradition. Our new facility in Woodstock will service a broad range of tier-one suppliers that support Canadian automotive Original Equipment Manufacturers, including Toyota.

                                     -MORE-

STTX Announces Mi-Tech Steel Acquisition in Canada
Page 2
December 4, 2006


     "In 2005, Mi-Tech Steel became only the second company in North America to be designated a Toyota Control Company, which enables us to work closely with their designated tier-one suppliers. Mi-Tech Steel works hard to exceed customers' expectations, and we have identified the Canadian market as a great opportunity to support Toyota as it moves toward the 2008 opening of its Woodstock assembly facility," Ray concluded.

     "Mi-Tech Steel clearly is the market leader in steel processing among the 'new domestic' automotive companies, and their investment in Canada expands its prominent position in the marketplace," stated Bradford Ray, Chairman and CEO of Steel Technologies.

     "Mitsui is proud of our partnership with Steel Technologies and our 20-year relationship through our Mi-Tech Steel joint venture," said Keiji Kasamatsu, General Manager, Automotive Steel Division Iron & Steel Products Business Unit, Mitsui & Co. Ltd. "The integration of Mitsui's Canadian service center operation and Mi-Tech Steel will prompt synergy and bolster our position in the North American region. We look forward to continued success with automotive OEMs and part manufacturers in Ontario."

     Steel Technologies processes flat-rolled steel to specified thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, agricultural, recreational, and office equipment industries, among others. The Company, including its joint ventures and the above announcement, now operates 25 production facilities located throughout the United States, Canada and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                      -END-